UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

Maryland	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure

On March 20, 2018, Griffin Capital Essential Asset REIT, Inc. (the "Registrant") issued a press release and a detailed slide presentation from a quarterly update call with registered representatives and due diligence personnel discussing the Registrant’s financial results for the year ended December 31, 2017. A copy of the press release and the earnings presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 7.01 disclosure.
On March 20, 2018, Griffin Capital Company, LLC, the sponsor of the Registrant, issued a press release on behalf of the Registrant, disclosing the acquisition of the Quaker property described below in Item 8.01. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
On March 13, 2018, the Registrant acquired a single-story, Class "A" distribution warehouse consisting of approximately 605,412 square feet located in Lakeland, Florida (the "Property"). The Property is currently leased in its entirety to Quaker Sales & Distribution, Inc. (the "Tenant" or "QSD"), a wholly-owned subsidiary of PepsiCo, Inc. (the "Parent" or "PepsiCo"). The purchase price for the Property was $59.6 million, plus closing costs. The acquisition of the Property serves as a replacement property for an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (a "1031 Exchange"), related to the Registrant's recent sale of DreamWorks Animation’s Headquarters and Studio Campus for $290 million. The acquisition was consummated with proceeds from the relinquished property in the 1031 Exchange. The Registrant's advisor earned approximately $1.49 million in acquisition fees in connection with the acquisition of the Property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.3 million in connection with the acquisition of the Property, approximately $0.2 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.1 million of which was paid to unaffiliated third parties.
QSD was established in 1999 and primarily sells and distributes PepsiCo products including Gatorade, cereals, granola bars, chips and oatmeal. For the fiscal year ended December 31, 2016, QSD generated $9.05 billion in revenue and $37.01 million in net income, with total assets of $768.91 million and total equity of $454.84 million. QSD's parent company, PepsiCo (NYSE: PEP), operates worldwide beverage, snack, and food businesses. PepsiCo manufactures, markets, and sells its products in over 200 countries worldwide and its portfolio includes 22 brands that each generate more than $1 billion in annual sales, and 40 brands that each generate between $250 million and $1 billion in annual sales. For the fiscal year ended December 31, 2016, PepsiCo reported $62.79 billion in revenue and $6.32 billion in net income, with total assets of $74.13 billion and total equity of $11.20 billion. The Parent ranks 44th on the 2017 Fortune 500 list and maintains investment-grade credit ratings of ‘A’ from Standard and Poor’s and ‘A1’ from Moody’s.

The Property serves as a regional distribution center for PepsiCo’s Gatorade, Propel, and Tropicana products. This recently constructed, state-of-the-art cross-docked distribution facility is located within the CenterState Logistics Park, a 112-acre industrial park located along the Interstate-4 corridor in Lakeland, Florida, which the Registrant believes provides a competitive logistics advantage to distribute Gatorade products to retail stores and wholesalers throughout the state of Florida. In addition, pursuant to the Tenant’s lease, the Tenant has a one-time option to request the landlord to construct an approximately 120,000-square-foot expansion adjacent to and contiguous with the Property. This ability to expand provides the Tenant additional capacity and flexibility to accommodate its long-term growth plans. The Registrant believes the Property is a business essential facility to the Tenant's overall operations due to the operating functions performed therein, the Tenant's operating history in Central Florida and long-term commitment to the area as evidenced by its non-cancelable 10.4-year lease, and the Property's strategic location.

The Tenant's lease, as amended, is a triple-net lease with a remaining term of approximately 10.4 years upon the Registrant's acquisition, expiring on July 31, 2028. The lease also includes 2.25% annual base rental rate increases for the remainder of the lease and two five-year renewal options. The Tenant pays a management fee of $0.15 per square foot per year as additional rent.

The initial capitalization rate on the Property's year one income is 4.85%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all revenues from the Tenant including base rental revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the Tenant will perform its obligations under the lease agreement during the first year of its lease with the Registrant.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
99.1    Griffin Capital Essential Asset REIT, Inc. Press Release, dated March 20, 2018
99.2    Presentation of Griffin Capital Essential Asset REIT, Inc.
99.3    Press Release regarding the Property dated March 20, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: March 20, 2018	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer